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                                                                    EXHIBIT 16.1



June 24, 1998




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by SI Diamond Technology, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.